UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2005

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Titan Tire Corporation, a subsidiary of Titan International, Inc. (NYSE: TWI), has entered into a definitive agreement to purchase The Goodyear Tire & Rubber Company’s North American farm tire business. The closing is subject to government approval and to Titan reaching an agreement with the United Steelworkers of America membership at the Goodyear facility in Freeport, Illinois. Titan will purchase the assets of Goodyear’s farm tire business for approximately $100 million, including its manufacturing plant, property and equipment in Freeport, Illinois, and Goodyear’s farm tire inventory. As a part of the transaction, Goodyear will also license Titan Tire to manufacture and sell Goodyear branded farm tires in North America. The asset purchase agreement was dated February 28, 2005, and was made by and among Titan Tire Corporation and The Goodyear Tire & Rubber Company, Goodyear Canada Inc., Goodyear Servicios Comerciales, S. de R.L. de C.V., and The Kelly-Springfield Tire Corporation. See press release dated February 28, 2005, filed as exhibit 99.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99	Press release dated February 28, 2005, regarding Titan Tire Corporation’s agreement to purchase Goodyear Farm Tire business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 28, 2005	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.     Description

99           Press release dated February 28, 2005, regarding Titan Tire Corporation’s agreement to purchase Goodyear Farm Tire business.